Exhibit 10.2

September 10, 2015

The Madison Square Garden Company

Two Pennsylvania Plaza

New York, NY 10121

Gentlemen:

Re:	Amendment to Time Sharing Agreement

Reference is made hereby to that certain Time Sharing Agreement (the “Agreement”) dated effective as of the date set forth in Section 13 of the Agreement and by and between The Madison Square Garden Company f/k/a Madison Square Garden, Inc. (“MSG”), and Dolan Family Office, LLC (“DFO”).

MSG and DFO hereby agree that, effective as of the date hereof:

1.	Section 2 of the Agreement shall be amended to read in full as follows:

“2. Payment for Use of Aircraft. Lessee shall pay Lessor the following actual expenses of each flight conducted under this Agreement (the “Reimbursement Amount”) not to exceed the maximum amount legally payable for such flight under FAR Section 91.501(d)(1)-(10):

(a)	fuel, oil, lubricants and other additives;

(b)	travel expenses of crew, including food, lodging and ground transportation;

(c)	hangar and tie-down costs away from the Aircraft’s base of operation;

(d)	additional insurance obtained for the specific flight at the request of Lessee;

(e)	landing fees, airport taxes and similar assessments;

(f)	customs, foreign permit and similar fees directly related to the flight;

(g)	in-flight food and beverages;

(h)	passenger ground transportation; and

(i)	flight planning and weather contract services.

In the case of flights conducted under this Agreement, Lessee shall be obligated to reimburse Lessor for the actual expenses set forth in Section 2(a)-(i) for occupied legs only and not for deadhead flights. Lessor and Lessee agree to allocate in good faith the treatment of any flight that may be for the joint benefit of Lessor and Lessee (e.g., involving employees of both parties).”

2.	Section 13 of the Agreement shall be amended to read in full as follows:

“The term of this Agreement (including as it may be extended pursuant to the terms hereof, the “Term”) shall commence on the effective date of the contemplated “spin-off” of Lessee as a separate public company and, unless terminated in accordance with the provisions hereof, shall remain in full force and effect until June 30, 2016. Lessor may elect to extend the Term for additional one-year periods by providing Lessee with at least sixty (60) days written notice of the same prior to the expiration date of the current Term. Notwithstanding the foregoing, (i) either party shall have the right to terminate this Agreement for any reason or no reason effective as of the last day of the initial Term or any renewal Term by written notice to the other party given no less than thirty (30) days prior to the end of that Term; (ii) this Agreement shall terminate effective on the date specified in a written notice from Lessor to Lessee to the effect that Lessor no longer operates any aircraft, which notice shall be given by Lessor to Lessee as soon as reasonably practicable after Lessor becomes aware that such is or will be the case; (iii) if Lessee terminates Lessor’s rights under any other time sharing agreement to which Lessee and Lessor are parties where Lessee is the lessor and Lessor is the lessee, and Lessee does not contemporaneously replace such time sharing agreement with another time sharing agreement on a substantially similar aircraft, then Lessor may, by written notice to Lessee (a) terminate this Agreement effective as of the date of termination of the other time sharing agreement or (b) amend Section 2 of this Agreement to include subsection (j) which reads ‘(j) an additional charge equal to 100 percent of the expenses listed in paragraph 2.(a) above.’”

3.	Section 19 of the Agreement shall be amended to read in full as follows:

“This Time Sharing Agreement shall be binding upon the parties hereto, and their respective heirs, executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise provided herein, to their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns. Lessee agrees that it shall not sublease, assign, transfer, pledge or hypothecate this Agreement or any part hereof (including any assignment or transfer pursuant to or as part of any merger, consolidation or transfer of assets) without the prior written consent of Lessor, which may be given or withheld by Lessor in its sole and absolute discretion; provided, however that the foregoing prohibition shall not apply to (i) any such sublease, assignment, transfer, pledge or hypothecation of this Agreement or any part hereof to any affiliate or (ii) any entity which is “spun-off” from Lessee as contemplated in filings with the Securities and Exchange Commission as of the date of this amendment.”

[Signature page follows.]

Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

Sincerely,

DOLAN FAMILY OFFICE, LLC

/s/ Renzo R. Mori
Name: Renzo R. Mori
Title: President

Accepted and agreed:

THE MADISON SQUARE GARDEN COMPANY

/s/ Lawrence J. Burian
Name: Lawrence J. Burian
Title: Executive Vice President, General
Counsel and Secretary